UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2009

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2009, EF Johnson Technologies, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2005 Omnibus Incentive Compensation Plan, which increased the maximum number of shares of common stock which may be granted to any one participant in any fiscal year from 100,000 to 350,000 shares.

Item 8.01                          Other Events.

Also at the Annual Meeting, the stockholders elected Bernard C. Bailey and reelected Dr. Edward H. Bersoff as Class I directors to serve until the annual stockholders’ meeting in 2012 and until their  successors have been elected and qualified.  Mr. Bailey fills the seat formerly held by Winston J. Wade, who retired as a director of the Company at the end of his term, which coincided with the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: May 29, 2009	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel